Exhibit 99.1

First Bancshares, Inc. Completes Acquisition of Southwest Banc Shares, Inc.

HATTIESBURG, Miss., March 1, 2018 – The First Bancshares, Inc. (NASDAQ: FBMS) (“First Bancshares” or the “Company”), the holding company for The First, A National Banking Association (“The First”), announced today that it has completed its acquisition of Southwest Banc Shares, Inc. (“Southwest”). Following completion of the acquisition, Southwest’s subsidiary bank, First Community Bank, was merged with The First, with The First as the surviving bank. As a result of this transaction, The First has expanded its footprint in Alabama with the addition of nine branches in the Mobile, Alabama market.

Pursuant to the merger agreement with Southwest, Southwest’s shareholders are entitled to receive 15.8804 shares of First Bancshares’ common stock and $336.08 in cash for each share of Southwest common stock outstanding immediately before the merger.

M. Ray “Hoppy” Cole, President & Chief Executive Officer, commented, “We are thrilled that today First Community and The First are now one company.  We are proud to join forces with a franchise that has such a rich history of exceptional service for its clients.  We look forward to growing our combined market share in South Alabama, as well as the Gulf South Region.”

As a result of the merger, the combined Company now has approximately $2.2 billion in total assets, $1.9 billion in total deposits and $1.5 billion in total loans. The First also now has over 50 locations across Mississippi, Louisiana, Alabama and Florida.

About The First Bancshares, Inc.

The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the parent company of The First, A National Banking Association. Founded in 1996, the First has operations in Mississippi, Louisiana, Alabama and Florida. The Company’s stock is traded on the NASDAQ Global Market under the symbol FBMS. Additional information is available on the Company’s website: www.thefirstbank.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of and subject to the safe harbor protections of the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements usually use words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, including statements related to the expected returns and other benefits of the merger to shareholders. Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.

Factors that could cause or contribute to such differences include, but are not limited to (1) the risk that the cost savings and any revenue synergies from the merger may not be realized or take longer than anticipated to be realized, (2) disruption from the merger with customers, suppliers, employee or other business partners relationships, (3)  the risk of successful integration of Southwest’s business into the Company, (4) the amount of the costs, fees, expenses and charges related to the merger, (5) reputational risk and the reaction of each of the companies’ customers, suppliers, employees or other business partners to the merger, (6)  the risk that the integration of Southwest’s operations into the operations of the Company will be materially delayed or will be more costly or difficult than expected, (7) the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (8) the dilution caused by the Company’s issuance of additional shares of its common stock in the merger transaction, and (9) general competitive, economic, political and market conditions. Additional factors which could affect the forward-looking statements can be found in the cautionary language included under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Company’s Annual Reports on Form 10-K for the year ended December 31, 2016, and other documents subsequently filed by the Company with the SEC. Consequently, no forward-looking statement can be guaranteed. The Company expressly disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

CONTACT:	For additional information, contact:
M. Ray “Hoppy” Cole, Jr.
Chief Executive Officer

Dee Dee Lowery
Chief Financial Officer
(601) 268-8998